OXFORD INDUSTRIES, INC.
                   222 Piedmont Avenue, N.E.
                    Atlanta, Georgia  30308
                         (404) 659-2424

                                       January 7, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Document Control - EDGAR

        Re:  Oxford Industries, Inc.
        1999 Second Quarter Form 10-Q
         -----------------------------

Ladies and Gentlemen:

       Enclosed  for  filing  by  Oxford  Industries,  Inc.  (the
"Company") by direct transmission is the Company's Form 10-Q for the fiscal quarter ended November 27, 1998.

      One complete copy of this Report is being mailed today to the New York Stock Exchange, on which the common stock of the Company is listed.

      Please direct any questions or comments to the attention of the undersigned.

                                       Very Truly Yours,

                                       OXFORD INDUSTRIES, INC.





                                       /s/Ben B. Blount, JR.
                                       ---------------------
                                       Ben B. Blount, Jr.
                                       Chief Financial Officer
Enclosures

cc:  New York Stock Exchange